UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Newmont Corporation
(Name of Registrant as Specified In Its Charter) N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On October 1, 2023, Newmont Corporation (“Newmont”) issued a press release announcing executive leadership appointments.

The following is a copy of the press release:

Newmont Announces Executive Leadership Appointments

Enhancing our Structure to Support an Expanded Portfolio with the Proposed Acquisition of Newcrest

DENVER--(BUSINESS WIRE)-- Newmont Corporation (NYSE: NEM, TSX: NGT) today announced leadership appointments that will further strengthen its operating model to support safe and profitable operations of the expanded portfolio of assets and projects.

As previously announced, Natascha Viljoen will be joining Newmont as Chief Operating Officer (COO) on October 2, 2023. After an onboarding period, Natascha will assume accountability for the Australian, North American, and Papua New Guinea (PNG) Business Units on November 1, 2023. In addition to managing Newmont’s existing assets, she will oversee critical activities associated with incorporating Newcrest’s people and assets into Newmont, following the completion of the acquisition.

Rob Atkinson will continue to lead the Africa, Peru, and Latin America & Caribbean (formally South America) Business Units, as well as Global Projects, and support the transition of critical operational integration activities. Natascha will assume full accountability for all Business Units in early 2024, at which point Rob will transition into a strategic role supporting the business in another capacity.

As part of our efforts to establish a dedicated Business Unit in Papua New Guinea, Alwyn Pretorius will assume the role of Managing Director, Papua New Guinea, reporting to Natascha and based in Port Moresby. Alwyn previously led Newmont’s Africa and South America Business Units and has extensive operational and leadership experience with a strong ability to partner with community and key stakeholders, ensuring the safe and orderly integration of the Lihir operation and the Wafi-Golpu Joint Venture into Newmont’s portfolio.

Upon completion of the Newcrest transaction in the fourth quarter, the Australia region will have a significantly increased operational and strategic importance to Newmont’s global portfolio. To support this, Suzy Retallack will take on the responsibility of Executive Australia, in addition to her current role as Chief Safety and Sustainability Officer (CSSO) and will be based in Perth, Australia. Suzy will represent Newmont with key industry bodies in Australia, playing a role in policy development and advocacy, while prioritizing strategic activities that unify and enhance the existing strong reputation of Newmont in Australia.

Newmont 's President and Chief Executive Officer, Tom Palmer, said:

“These new appointments will allow Newmont to safely and efficiently make decisions to deliver the integration of Newcrest and ensure long-term world-class leadership across the larger business. Our future expanded portfolio will require strong and experienced leadership to support and care for our people, neighbors, stakeholders, and assets for years to come.”

On May 14, Newmont announced its definitive agreement to acquire Newcrest. The combination would create a world-class portfolio of assets with the highest concentration of Tier 1 operations, primarily in favorable, low-risk mining jurisdictions. Upon closing of the transaction, the combined Company would deliver a multi-decade production profile from 10 large, long-life, low cost Tier 1 operations, and increased annual copper production primarily from Australia and Canada. The combined business is anticipated to generate annual pre-tax synergies of $500 million, expected to be achieved within the first 24 months, while also targeting at least $2 billion in cash improvements through portfolio optimization in the first two years after closing.

###

About Newmont

Newmont is the world’s leading gold company and a producer of copper, silver, zinc and lead. The Company’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in North America, South America, Australia and Africa. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social and governance practices. The Company is an industry leader in value creation, supported by robust safety standards, superior execution and technical expertise. Newmont was founded in 1921 and has been publicly traded since 1925.

At Newmont, our purpose is to create value and improve lives through sustainable and responsible mining. To learn more about Newmont’s sustainability strategy and initiatives, go to www.newmont.com.

Media Contact

Omar Jabara
720.212.9651
omar.jabara@newmont.com

Investor Contact

Daniel Horton

303.837.5468

daniel.horton@newmont.com

Additional Information about the Transaction and Where to Find It

This communication is not an offer to purchase or exchange, nor a solicitation of an offer to sell securities of Newmont Corporation (“Newmont”) or Newcrest Mining Limited (“Newcrest”) nor the solicitation of any vote or approval in any jurisdiction nor shall there be any such issuance or transfer of securities of Newmont or Newcrest in any jurisdiction in contravention of applicable law. This communication is being made in respect of the transaction involving Newmont and Newcrest pursuant to the terms of a scheme implementation deed dated May 15, 2023, as amended by a letter dated September 4, 2023 (the “Scheme Implementation Deed”) by and among Newmont, Newmont Overseas Holdings Pty Ltd, an Australian proprietary company limited by shares, an indirect wholly owned subsidiary of Newmont, and Newcrest and may be deemed to be soliciting material relating to the transaction. In furtherance of the pending transaction and subject to future developments, Newmont filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on September 5, 2023 and may file other documents with the SEC. This communication is not a substitute for the proxy statement, the scheme booklet or other document Newmont or Newcrest has filed or may file with the SEC or Australian regulators in connection with the pending transaction. INVESTORS AND SECURITY HOLDERS OF NEWMONT AND NEWCREST ARE URGED TO READ THE PROXY STATEMENT, SCHEME BOOKLET AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION AS THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement was mailed to Newmont stockholders. Investors and security holders may obtain a free copy of the proxy statement, the filings with the SEC that were incorporated by reference into the proxy statement, the scheme booklet and other documents containing important information about the transaction and the parties to the transaction, filed by Newmont with the SEC at the SEC’s website at www.sec.gov. The disclosure documents and other documents that are filed with the SEC by Newmont may also be obtained on https://www.newmont.com/investors/reports-and-filings/default.aspx or by contacting Newmont’s Investor Relations department at Daniel.Horton@newmont.com or by calling 303-837-5484.

Participants in the Transaction Solicitation

Newmont, Newcrest and certain of their respective directors and executive officers and other employees may be deemed to be participants in any solicitation of proxies from Newmont shareholders in respect of the pending transaction between Newmont and Newcrest. Information regarding Newmont’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023, as updated by the current report on Form 8-K, filed with the SEC on July 20, 2023, and its proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 10, 2023. Information about Newcrest’s directors and executive officers is set forth in Newcrest’s latest annual financial report dated August 11, 2023, as updated from time to time via announcements made by Newcrest on the Australian Securities Exchange (“ASX”). Additional information regarding the interests of these participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement filed with the SEC on September 5, 2023 and other relevant materials that have been or will be filed with the SEC in connection with the pending transaction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” within the meaning of applicable Australian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition; and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “pending,” “proposed” or “potential.” Forward-looking statements may include, without limitation, statements relating to (i) the pending transaction to acquire the share capital of Newcrest, timing and closing of the pending transaction, including receipt of required approvals and satisfaction of other customary closing conditions; (ii) estimates of expected synergies; (iii) estimates of expected incremental cash flow generation and portfolio optimization opportunities; and (iv) other expectations regarding the combined business.

Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Risks relating to forward looking statements in regard to the combined business and future performance may include, but are not limited to, gold and other metals price volatility, currency fluctuations, operational risks, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political risk, community relations, conflict resolution, governmental regulation and judicial outcomes and other risks. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Newmont’s and Newcrest’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the pending transaction; the risk associated with Newmont’s and Newcrest’s ability to obtain the approval of the pending transaction by their shareholders required to consummate the pending transaction and the timing of the closing of the pending transaction, including the risk that the conditions to the pending transaction are not satisfied on a timely basis or at all and the failure of the pending transaction to close for any other reason; the risk that a consent or authorization that may be required for the pending transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the Scheme Implementation Deed; unanticipated difficulties or expenditures relating to the pending transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; risks relating to the value of the scheme consideration to be issued in connection with the pending transaction; the anticipated size of the markets and continued demand for Newmont’s and Newcrest’s resources and the impact of competitive responses to the announcement of the transaction; and the diversion of management time on pending transaction-related issues. For a more detailed discussion of such risks and other factors, see Newmont’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023, as updated by the current report on Form 8-K, filed with the SEC on July 20, 2023, as well as Newmont’s other SEC filings, including the definitive proxy statement, filed with the SEC on September 5, 2023, available on the SEC website or www.newmont.com. Newcrest’s most recent annual financial report for the fiscal year ended June 30, 2023 as well as Newcrest’s other filings made with Australian securities regulatory authorities are available on ASX (www.asx.com.au) or www.newcrest.com. Newmont and Newcrest do not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this communication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Synergies and value creation as used herein are management estimates provided for illustrative purposes and should not be considered a GAAP or non-GAAP financial measure. Synergies represent management’s combined estimate of pre-tax synergies, supply chain efficiencies and Full Potential improvements, as a result of the integration of Newmont’s and Newcrest’s businesses that have been monetized for the purposes of the estimation. Because synergies estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the integration of Newmont’s and Newcrest’s businesses, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Synergies are “forward-looking statements” subject to risks, uncertainties and other factors which could cause actual value creation to differ from expected or past synergies.

“Tier 1 assets” is defined as assets having (1) production of 500 thousand of gold equivalent ounces per year, (2) average All-in Sustaining Costs per ounce (as such term is defined by Newmont in its Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023, with respect to Newmont’s assets and as such term is defined by Newcrest in the “Newcrest Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 133 of the proxy statement with respect to Newcrest’s assets) in the lower half of the industry cost curve and (3) a mine life of over ten years.

On October 1, 2023, Newmont posted on its website, www.newmont.com, an investor presentation that includes, among other matters, information related to the pending transaction to acquire all of the issued share capital of Newcrest Mining Limited.

The following is an excerpt from the investor presentation:

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS, INCLUDING OUTLOOK: This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and "forward-looking information" within the meaning of applicable Australian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition; and often contain words such as "anticipate," "intend," "plan," "will," "would," "estimate," "expect," "believe," "pending," "proposed" or "potential." Forward-looking statements in this presentation may include, without limitation, (i) estimates of future production and sales, including production outlook, average future production and upside potential; (ii) estimates of future costs applicable to salesand all-in sustaining costs; (iii) estimates of future capital expenditures, including development and sustaining capital; (iv)expectations regarding the Tanami Expansion 2, Ahafo North, Yanacocha Sulfides, Pamourand Cerro Negro District Expansion 1 projects, including, without limitation, expectations for production, milling, costs applicable to sales and all-in sustaining costs, capital costs, mine life extension, construction completion, commercial production, and other timelines; (v) future expectations regarding sites with suspended operations, including Penasquito; (vi) estimates of future cost reductions, synergies, including pre-tax synergies, savings and efficiencies, and future cash flow enhancements through portfolio optimization, (vii) expectations regarding future exploration and the development, growth and potential of Newmont Corporation's ("Newmont") and Newcrest Mining Limited's ("Newcrest") operations, project pipeline and investments; (viii) expectations regarding future investments or divestitures; (ix) expectations regarding free cash flow and returns to stockholders, including with respect to future dividends, the dividend framework and expected payout levels; (x) expectationsregarding future mineralization, including, without limitation, expectations regarding reserves and recoveries; (xi) expectations of future balance sheet strength and credit ratings; (xii) expectations of future equity and enterprise value; (xiii) expected listing of common stock, New Newmont CDIs and New Newmont PDIs (as applicable) on the New York Stock Exchange, the Toronto Stock Exchange, the Australian Stock Exchange ("ASX") and the Papua New Guinea Stock Exchange ("PNGX") (xiv) expectations of future plans and benefits; (xv) expectations from the integration of Newcrest, including the combined company's production capacity, asset quality and geographic spread,(xvi) other outlook; and (xvii) expectations regarding pending or proposed transactions. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of Newmont's and Newcrest's operations and projects being consistent with current expectations and mineplans, including, without limitation, receipt of export approvals; (iii) political developments in any jurisdiction in which Newmont and Newcrest operate being consistent with its current expectations; (iv) certain exchange rate assumptions forthe Australian dollar to the U.S. dollar, as well as other exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper, silver, zinc, lead and oil; (vi) prices for key supplies; (vii) the accuracy of current mineral reserve, mineral resource and mineralized material estimates; and (viii) other planning assumptions. Uncertainties include those relating to general macroeconomic uncertainty and changing market conditions, changing restrictionson the mining industry in the jurisdictions in which we operate, impacts to supply chain, including price, availability of goods, ability to receive supplies and fuel, and impacts of changes in interest rates. Such uncertainties could result in operating sites being placed into care and maintenance and impact estimates, costs and timing of projects. Uncertainties in geopolitical conditions could impact certain planning assumptions, including, but not limited to commodity and currency prices, costs and supply chain availabilities. Investors are reminded that the dividend framework is non-binding and the 2023 dividend payout range does not represent a legal commitment. Future dividends have not yet been approved or declared by the Board of Directors, and an annualized dividend payout or dividend yield has not been declared by the Board. Management's expectations with respect to future dividends are "forward-looking statements" and the Company's dividend frameworkis non-binding. The declaration and payment of future dividends remain at the discretion of the Board of Directors and will be determined based on Newmont's financial results, balance sheet strength, cash and liquidity requirements, future prospects, gold and commodity prices, and other factors deemed relevant by the Board. Statements relating to the pending transaction to acquire the share capital of Newcrest, timing and implementation of the pending transaction, including receipt of required approvals and satisfaction of other customary implementation conditions, expectations from the integration of Newcrest, and expectations regarding the potential value proposition, the potential for synergies from the pending transaction, or similar statements, also constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws.. Risks include fluctuations in company stock price and results of operations; the prompt and effective integration of Newmont's and Newcrest's businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the pending transaction; the risk associated with Newmont's and Newcrest's ability to obtain the approval of the pending transaction by their shareholders required to implement the pending transaction and the timing of the implementation of the pending transaction, including the risk that the conditions to the pending transaction are not satisfied on a timely basis or at all and the failure of the pending transaction to be implemented for any other reason; the risk that a consent or authorization that may be required for the pending transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the scheme implementation deed dated May 15, 2023, as amended on September 4, 2023 (the "Scheme Implementation Deed"); unanticipated difficulties or expenditures relating to the pending transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; risks relating to the value of the Scheme Consideration to be issued in connectionwith the pending transaction; the anticipated size of the markets and continued demand for Newmont's and Newcrest's resources and the impact of competitive responses to the announcement of the transaction; and the diversion of management time on pending transaction-related issues. For a discussion of risks and other factors that might impact future looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S.Securities and Exchange Commission (the "SEC") on February 23, 2023, as updated by the current report on Form 8-K filed with the SEC on July 20, 2023, as well as Newmont's other SEC filings, including the definitive proxy statement filedwith the SEC on September 5, 2023,, under the heading "Risk Factors", and other factors identified in the Company's reports filed with the SEC, available on the SEC website or www.newmont.com. Newcrest's most recent annual financial report for the fiscal year ended June 30, 2023 as well as Newcrest's other filings made with Australian securities regulatory authorities are available on ASX (www.asx.com.au) or www.newcrest.com. Newmont is not affirming or adopting any statements or reports attributed to Newcrest (including prior mineral reserve and resource declaration) in this presentation or made by Newcrest outside of this presentation. Newmont and Newcrest do not undertake any obligation to release publicly revisions to any"forward-looking statement," including, without limitation, outlook, to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued "forward-looking statement" constitutes a reaffirmation of that statement. Continued reliance on "forward-looking statements" is at investors' own risk. Investors are also reminded to refer to the endnotes to this presentation for additional information. ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT: This presentation is not an offer to purchase or exchange, nor a solicitation of an offer to sell securities of Newmont or Newcrest nor the solicitation of any vote or approval in any jurisdiction nor shall there be any such issuance or transfer of securities of Newmont or Newcrest in any jurisdiction in contravention of applicable law. This presentation is being made in respect of the transaction involving Newmont and Newcrest pursuant to the terms of the Scheme Implementation Deed by and among Newmont, Newmont Overseas Holdings Pty Ltd, an Australian proprietary company limited by shares, an indirect whollyowned subsidiary of Newmont, and Newcrest and may be deemed to be soliciting material relating to the transaction. In furtherance of the pending transaction and subject to future developments, Newmont filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC") on September 5, 2023 and may file other documents with the SEC. This presentation is not a substitute for the proxy statement, the scheme booklet dated September 8, 2023, or other document Newmont or Newcrest has filed or may file with the SEC or Australian regulators in connection with the pending transaction. INVESTORS AND SECURITY HOLDERS OF NEWMONT AND NEWCREST ARE URGED TO READ THE PROXY STATEMENT, SCHEME BOOKLET AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION AS THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUTTHE PENDING TRANSACTION AND THE PARTIES TO THE TRANSACTION. Newmont commenced mailing the definitive proxy statement to Newmont stockholders on September 11, 2023. Investors and security holders may obtain a free copy of the proxy statement, the filings with the SEC that were or will be incorporated by reference into the proxy statement and other documents containing important information about the transaction and the partiestothe transaction, filed by Newmont with the SEC at the SEC's website at www.sec.gov. The disclosure documents and other documents that are filed with the SEC by Newmont may also be obtained on https://www.newmont.com/investors/reports-and-filings/default.aspx or by contacting Newmont's Investor Relations department at Daniel.Horton@newmont.com or by calling 303-837-5484. PARTICIPANTS IN THE TRANSACTION SOLICITATION: Newmont, Newcrest and certain of their respective directors and executive officers and other employees may be deemed to be participants in any solicitation of proxies from Newmont shareholders in respect of the pending transaction between Newmont and Newcrest. Information regarding Newmont's directors and executive officers is available in its Annual Report on Form10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023, as updated by the current report on Form 8-K, filed with the SEC on July 20, 2023, and its proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 10, 2023. Information about Newcrest's directors and executive officers is set forth in Newcrest's latest annual financial report dated August 11, 2023, the scheme booklet dated September 8, 2023, and as updated from time to time via announcements made by Newcrest on the ASX website. Additional information regarding the interests of these participants in such proxy solicitation and a description of their direct and indirect interests, by securityholdings or otherwise, are contained in the definitive proxy statement filed with the SEC on September 5, 2023 and other relevant materials that have been or will be filed with the SEC in connection with the pending transaction.

OCTOBER 2023 INVESTOR PRESENTATION NEWMONT CORPORATION 8 EXPANDING SHAREHOLDER OUTREACH WITH ASX LISTING MAINTAINING A STRONG PRESENCE IN NORTH AMERICA ▪ Publicly traded on the NYSE since 1925 and the only gold producer listed in the S&P 500 Index ▪ Corporate headquarters in the U.S. ▪ Participation in major investor conferences and road shows in U.S, Canada and Europe ▪ Heavy investor holdings in the U.S, Canada and Europe through NYSE and TSX listings COMMITTED TO AUSTRALIAN SHAREHOLDERS AND STAKEHOLDERS ▪ Establishing Newmont CDIs on the ASX, offering the go-to gold and copper stock in the Australian market ▪ Combined company will generate over 30% of revenues in Australia upon close ▪ Analysis indicates CDI will qualify for inclusion in ASX Index Funds providing strong passive support ▪ Investor marketing visits to Australia, including attendance at key Australian conferences ▪ External Relations and Investor Relations functions to be located on the East Coast of Australia ▪ Chief Safety and Sustainability Officer, Suzy Retallack, named as Australia Executive to remain in country